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                                                                     EXHIBIT 5.1

                                  May 21, 2002

TIBCO Software Inc.
3303 Hillview Avenue
Palo Alto, California 94304

         Registration Statement on Form S-8
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Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the "Registration
                                                              ------------
Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on or about May 21, 2002 in connection with the registration under
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the Securities Act of 1933, as amended, of an aggregate of 487,390 shares of your common stock (the "Shares") reserved for issuance under the (i) Talarian
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Corporation 2000 Equity Incentive Plan, (ii) Talarian Corporation 1998 Equity
Incentive Plan, (iii) Talarian Corporation 1991 Stock Option Plan, (iv) White Barn, Inc. Stock Option Plan, (v) White Barn, Inc. 2000 Equity Incentive Plan,
(vi) Stock Option Agreement with Rodney S. Arbaugh, (vii) Stock Option
Agreements with Steven M. Gimnicher, (viii) Stock Option Agreement with Thomas
J. Laffey, (ix) Stock Option Agreement with Paul A. Larson, (x) Stock Option Agreement with Mark G. Mahowald, (xi) Stock Option Agreement with Michael
Morgan, and (xii) Stock Option Agreement with Carl Schulenburg. As your counsel in connection with these transactions, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                        Very truly yours,

                                        VENTURE LAW GROUP
                                        A Professional Corporation

                                        /s/ Venture Law Group